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Exhibit 23.1

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 24, 1995 accompanying the consolidated financial statements included in the Annual Report of Scanforms, Inc. and subsidiary on Form 10-K for the year ended October 1, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of Scanforms, Inc. and subsidiary on Form S-8 (File No. 33-81720, effective July 19, 1994).



                                 GRANT THORNTON LLP



Philadelphia, Pennsylvania
November 24, 1995